UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reports): March 27, 2018

Dominion Energy, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (804) 819-2000

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On March 27, 2018, Dominion Energy, Inc. (Dominion Energy) issued a press release announcing certain credit profile improvement initiatives and reaffirming earnings and dividend guidance. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01	Other Events.

On March 15, 2018, the Federal Energy Regulatory Commission (FERC) issued a policy revision indicating that it no longer will allow master limited partnership interstate natural gas and oil pipelines to recover an income tax allowance in cost-of-service rates. Dominion Energy expects that any future impacts to revenues of FERC-regulated interstate gas transmission assets held at Dominion Energy Midstream Partners, LP (DM) as a result of this policy revision will be applied prospectively and only after a multi-year rate proceeding process. Further, any potential future application of the revised policy on the partnership’s assets is not expected to have a material impact on Dominion Energy’s financial performance.

The reaction of master limited partnership equity capital markets to the FERC policy revision may have a material negative impact on the amount and price at which DM can raise public equity. Dominion Energy, the ultimate parent company of DM, is currently engaged in a review of options for DM and, in the interim, intends to recommend to the DM Board of Directors that the limited partner distribution per unit be increased for the first quarter of 2018 by 5% over the distribution per unit for the fourth quarter of 2017. DM is expected to utilize existing excess distributable cash flow coverage to support this increase.

Forward looking statements

This report includes certain “forward-looking information.” Examples include information as to expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed in this report. Our businesses are influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control or estimate precisely. A number of factors that could cause actual results to differ from those in the forward-looking statements have been and will be identified in Dominion Energy’s Securities and Exchange Commission Reports on Forms 10-K and 10-Q. We refer you to those discussions for further information. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description

99.1	Dominion Energy, Inc. press release dated March 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

By:	/s/ James R. Chapman
Name:	James R. Chapman
Title:	Senior Vice President – Mergers & Acquisitions and Treasurer

Date: March 27, 2018